UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

614 McKinley Place NE

Minneapolis, MN 55413

(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 16, 2014, Techne Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with ProteinSimple, a Delaware corporation (“ProteinSimple”), McLaren Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as Securityholders’ Representative. Pursuant to the terms of the Agreement, ProteinSimple will merge with and into Merger Sub, with ProteinSimple continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

The Company agreed to pay $300 million for the acquisition of ProteinSimple, which amount will be distributed to the securityholders of ProteinSimple after payment of ProteinSimple’s debt, transaction expenses, and obligations related to change of control arrangements. Of the $300 million purchase price, $25 million will be held in escrow for 15 months to secure indemnity obligations of the securityholders of ProteinSimple contained in the Agreement. The purchase price may be adjusted post-closing based on the final levels of cash and working capital of ProteinSimple at closing.

Certain ProteinSimple stockholders will be subject to non-compete and non-solicitation obligations for three years following the closing.

On June 17, 2014, the Merger Agreement and the acquisition were approved by written consent by the requisite vote of ProteinSimple’s stockholders. The closing of the acquisition is subject to the satisfaction of customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Company intends to finance the acquisition through a combination of cash on hand and a new revolving line of credit facility, which the Company is in the process of negotiating. The acquisition is not subject to any financing contingencies.

The parties intend to close the acquisition on or around July 31, 2014, subject to satisfaction of the closing conditions and the other terms and conditions of the Agreement. The actual closing date may be different.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release announcing the acquisition is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

2.1	Agreement and Plan of Merger by and among Techne Corporation, McLaren Merger Sub, Inc., ProteinSimple and Fortis Advisors LLC, as the Securityholders’ Representative, dated June 16, 2014.*

99.1	Press Release, dated June 17, 2014.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Exhibits and Schedules to the Agreement and Plan of Merger (identified therein) have been omitted from this Report and will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNE CORPORATION

Date: June 17, 2014	By:	/s/ Charles R. Kummeth
Charles R. Kummeth President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Techne Corporation, McLaren Merger Sub, Inc., ProteinSimple and Fortis Advisors LLC, as the Securityholders’ Representative, dated June 16, 2014.*

99.1	Press Release, dated June 17, 2014.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Exhibits and Schedules to the Agreement and Plan of Merger (identified therein) have been omitted from this Report and will be furnished supplementally to the SEC upon request.